Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement of Live Buzz, Inc. on Form S-1, of my report dated August 5, 2008 on the financial statements of Live Buzz, Inc. for the period from April 4, 2008 (inception) through April 30, 2008.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 21, 2008